Exhibit 99.1
Welcome to the 27th Annual Shareholders’ Meeting Bank of Commerce May 12, 2009 www.bankofcommerceholdings.com

AGENDA Welcome Approval of Minutes May 20, 2008 Introduction of Directors Vote for Directors Amend Bylaws - Director Seats Vote to ratify public accountants Say on Pay Bank of Commerce Holdings Q & A Session Adjournment

Our Directors Kenneth R. Gifford, Jr. Chairman of the Board Orin N. Bennett Dave Bonuccelli Gary Burks Russell L. Duclos Jon Halfhide Patrick J. Moty President & C.E.O. David H. Scott Lyle L. Tullis

Forward Looking Statement During the course of this presentation, we may make forward - looking statements regarding future events or the future financial performance of the Company. We wish to caution you that such forward-looking statements are just predictions subject to certain risks and uncertainties that could cause actual events or results to materially differ, either better or worse, from those projected. A discussion of risk factors that may affect the actual outcomes related to such forward-looking statements and the Company's results of operations in general is included in the Company's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement forward- looking statements that become untrue because of subsequent events.

Senior Leadership Patrick J. Moty, CEO Linda J. Miles, COO Samuel D. Jimenez, CFO Randy S. Eslick, Regional Pres Theodore M. Cumming, CCO Caryn A. Blais, CIO Debra A. Sylvester, CAO Robert J. O'Neil, Regional Credit Robert A. Matranga, SVP Robert C. Oberg, DRM Pam Halperin, SVP Ops

Company Profile Established 1982 27 successful years of service Four offices - two markets Redding Bank of Commerce(tm) Roseville Bank of Commerce(tm) Bank of Commerce Mortgage(tm)

Investor Highlights Two for one split - 1995 Three for one split - 1998 10% Stock Dividend - 2000 Three for one split - 2004 NASDAQ listed 'BOCH'- 2004 Quarterly Cash Dividends - 2005 Current Dividend Yield - 4.80% Institutional Ownership - 1.77% Insider Ownership - 26.42%

The mark of an exceptional company is consistently good performance relative to that of its competitors and peers, regardless of economic conditions and competitive threats. We believe that Redding Bank of Commerce meets the mark.

2008 Financial Highlights Net Income of $2.19 million Average earning assets up $62.1 million or 11.2% Average loans up $81.5 million or 18.6% Core deposits up $31.1 million or 10.7% Provision for loan loss of $6.5 million Total risk based capital of 12.84% Diluted EPS of $0.25 2008 cash dividends paid of $2.79 million

1st Q 2009 Financial Highlights Net Income of $1,272,000 up 3.5% over Q1 2008 Average earning assets up $134.7 million or 23.0% Average loans up $20.3 million or 4.02% Core deposits up $22.2 million or 8.7% Provision for loan loss of $1.4 million Total risk based capital of 12.69% Diluted EPS of $0.12 2009 1st quarter common stock cash dividends declared of $522,700

Record Asset Growth $155.9 million or 25.2% Return on average assets 0.33% at 12/31/08 Return on average equity 4.99% at 12/31/08 1st Q 2009 - Return on average assets 0.66% 1st Q 2009 - Return on average equity 8.28% Five Year Asset Growth (000 Omitted) $800,000 $600,000 $400,000 $200,000 $0 $401,158 $765,336 2003 2004 2005 2006 2007 2008 1st Q 1st Q 2008 2009 Assets

Deposits up $81.6 million or 17.2% year over year at 12/31/08 Loans up $32.7 million or 6.7% year over year at 12/31/08 1st Q 2009 Loans up $18.8 million over 1st Q 2008 1st Q 2009 Deposits up $63.6 million over 1st Q 2008 Loan and Deposit Growth $600,000 $400,000 $200,000 $0 2004 2005 2006 2007 2008 1st Q 2008 Loans Deposits Wholesale

2008 Basic $0.25, diluted $0.25 compared to $0.69 and $0.68 prior year 2008 Cash dividends $0.32 - a total of $2.8 million back to our community 1st Q EPS $0.12 - 1st Q cash dividend of $522,690 - $0.06 per share Earnings Per Share $0.80 $0.60 $0.40 $0.20 $0.00 2003 2004 2005 2006 2007 2008 1st Q 2008 Diluted EPS Basic EPS

Despite a very challenging 2008, our Company earned $2.19 million for the year ended 2008. 1st Q 2009, our Company earned $1.2 million or $0.12 per common share 5 Year Net Income After Tax (000 Omitted) $8,000 $6,000 $4,000 $2,000 $0 2003 2004 2005 2006 2007 2008 1st Q 2008

We are a strong and thriving Company exceeding well capitalized ratios 1st Q 2009 - Redding Bank of Commerce well capitalized at 12.69% - BOCH is positioned to remain well capitalized with an additional $4.0 million of capital available at the Holding Company. 5 Year History Equity Capital $80,000 $60,000 $40,000 $20,000 $0 2004 2005 2006 2007 2008 1st Q 2008 Capital

2008 was an extremely challenging year for credit, and management took an aggressive stance in recognizing impaired loans. April 20, 2009 - sold $14.3 million in NPA's - $227,000 recovery Non Performing Loans $25,000,000 $20,000,000 $15,000,000 $10,000,000 $5,000,000 $0 Q1 Q2 Q3 Q4 2008 1st Q at 2009 4/320/09

We believe that 2008 and beyond may be redefining the financial services industry. Despite the dramatic changes in our industry and the economic environment, Bank of Commerce Holdings achieved solid growth in loans and deposits, and our strength and security continue to compare favorably with our industry peers.

www.bankofcommerceholdings.com Redding Roseville BOC Mortgage Thank you for attending

Capital Purchase Program Least expensive capital available - $17.0 million - 5% coupon Preferred stock has no voting rights and does not dilute shareholders Provides ability to fund growth, expansion and acquisitions Opt out at any time Senior Executive Officers subject to 'claw-back' on bonus or incentives Prohibits 'golden parachute' payments Limits compensation to any Senior Executive Officer at $500,000

Say on Pay Annual, non-binding shareholder vote on Company's compensation program Outside consultant - 50% Peer range Executive Compensation Committee reviews annually 2008 - NO Raises for Vice Presidents and above 2008 - NO bonus incentives